Exhibit 10.15

This document constitutes part of the prospectus covering
securities that have been registered under the Securities Act of 1933.

Walter Energy, Inc.
Long-Term Incentive Award Plan
Restricted Stock Unit Award Agreement

THIS AGREEMENT, effective as of the Date of Grant set forth below, represents a grant of restricted stock units (“RSUs”) by Walter Energy, Inc., a Delaware corporation (the “Company”), to the Independent Director of the Company, hereinafter referred to as the “Participant,” named below, pursuant to the provisions of the Amended and Restated 2002 Long-Term Incentive Award Plan of Walter Energy, Inc. (the “Plan”). You have been selected to receive a grant of RSUs pursuant to the Plan, as specified below.

The Plan provides a complete description of the terms and conditions governing the grant of RSUs. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein.

Independent Director:  «Name»

Date of Grant: April 20, 2011

Number of RSUs Granted: «M_12_RSUs»

Purchase Price: None

The parties hereto agree as follows:

1.           Directorship With the Company. Except as may otherwise be provided in Section 6, the RSUs granted hereunder are granted on the condition that the Participant remains an Independent Director of the Company from the Date of Grant through (and including) the vesting date, as set forth in Section 2 (referred to herein as the “Period of Restriction”).

This grant of RSUs shall not confer any right to the Participant (or any other Participant) to be granted RSUs or other Awards in the future under the Plan.

2.           Vesting. RSUs shall vest in three installments, and each installment shall consist of one-third (1/3) of the RSUs granted becoming vested on the first, second and third anniversary of the Date of Grant (April 20, 2012, 2013 and 2014).

3.           Timing of Payout. Payout of a RSU shall occur within thirty (30) days following the vesting date of such RSU.

4.           Form of Payout. Vested RSUs will be paid out solely in the form of shares of stock of the Company.

5.           Voting Rights and Dividends. Until such time as the RSUs are paid out in shares of Company stock, the Participant shall not have voting rights. Further, no dividends shall be paid on any RSUs.

6.           Termination of Directorship. In the event of the Participant’s Termination of Directorship with the Company for any reason during the Period of Restriction, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement, all RSUs held by the Participant at the time of the Termination of Directorship and still subject to the Period of Restriction shall be forfeited by the Participant to the Company. However, the Board may, in its discretion, vest all or any portion of the RSUs held by the Participant.

7.           Change in Control. Notwithstanding anything to the contrary in this Agreement, in the event of a Change in Control of the Company during the Period of Restriction and prior to the Participant’s Termination of Directorship, the Period of Restriction imposed on the RSUs shall immediately lapse, with all such RSUs vesting subject to applicable federal and state securities laws.  Notwithstanding the foregoing, a transaction or series of transactions in which Walter Energy separates one or more of its existing businesses, whether by sale, spin-off or otherwise, and whether or not any such transaction or series of transactions requires a vote of the stockholders, shall not be considered a “Change in Control.”

8.           Restrictions on Transfer. Unless and until actual shares of stock of the Company are received upon payout, RSUs granted pursuant to this Agreement may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (a “Transfer”), other than by will or by the laws of descent and distribution, except as provided in the Plan. If any Transfer, whether voluntary or involuntary, of RSUs is made, or if any attachment, execution, garnishment, or lien shall be issued against or placed upon the RSUs, the Participant’s right to such RSUs shall be immediately forfeited by the Participant to the Company, and this Agreement shall lapse.

9.           Recapitalization. In the event of any change in the capitalization of the Company such as a stock split or a corporate transaction such as any merger, consolidation, separation, or otherwise, the number and class of RSUs subject to this Agreement shall be equitably adjusted by the Administrator, in its sole discretion, to prevent dilution or enlargement of rights.

10.        Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

11.        Participant’s Services as a Director.  Nothing in this Agreement shall confer upon the Participant any right to continue in the service of the Company or any Subsidiary (as a director or otherwise) or shall interfere with or restrict in any way the right of the Company or its Subsidiaries or stockholders, as the case may be, to increase or decrease the Participant’s fees at any time.

12.         Miscellaneous.

(a)                           This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Administrator may adopt for administration of the Plan. The Administrator shall have the right to impose such restrictions on any shares acquired pursuant to this Agreement, as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such shares. It is expressly understood that the Administrator is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.

(b)                           The Administrator may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any material way adversely affect the Participant’s rights under this Agreement, without the written consent of the Participant. Notwithstanding the foregoing, the Administrator may, without obtaining the written consent of the Participant, amend this Agreement in any manner that it deems necessary or desirable to comply with the requirements of Section 409A of the Code or an exemption thereto.

(c)                            If the Participant is subject to withholding, the Participant may elect, subject to any procedural rules adopted by the Administrator, to satisfy the withholding requirement, in whole or in part, by having the Company withhold and sell shares having an aggregate Fair Market Value on the date the tax is to be determined, equal to the amount required to be withheld.

If the Participant is subject to withholding, the Company shall have the power and the right to deduct or withhold from the Participant’s compensation, or require the Participant to remit to the Company an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation), domestic or foreign, required by law to be withheld with respect to any payout to the Participant under this Agreement.

(d)                           The Participant agrees to take all steps necessary to comply with all applicable provisions of federal and state securities laws in exercising his or her rights under this Agreement.

(e)                            This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(f)                             This Agreement and the Plan constitute the entire understanding between the Participant and the Company regarding the RSUs granted hereunder.  This Agreement and the Plan supersedes any prior agreements, commitments or negotiations concerning the RSUs granted hereunder.

(g)                            All obligations of the Company under the Plan and this Agreement, with respect to the RSUs, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(h)                           To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of the Date of Grant.

Walter Energy, Inc.

Keith Calder
Chief Executive Officer

ATTEST:

Participant

Date: